Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM EXPANDS ITS COMPANY-OPERATED STORE BASE

— Enters Into Agreement to Fortify Its Presence in Texas —

— Completes Acquisitions in Colorado, Kansas and Virginia —

HOUSTON, March 10, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), a leading specialty retailer of mattresses and accessories in the United States, announced that the Company entered into an agreement to acquire the outstanding equity interests of Sleep Experts Partners, L.P., which operates Sleep Experts retail stores in Texas.  Additionally, on March 3, 2014, the Company completed the acquisition of substantially all of the assets and operations of Yotes, Inc., which operated stores under the Mattress Firm brand in Colorado and Kansas, as well as the Virginia retail operations of Southern Max, LLC. Both companies were Mattress Firm franchisees and Southern Max, LLC will continue its franchised operations in Tennessee.

Collectively, these accretive acquisitions will add approximately 93 specialty retail stores to the Mattress Firm company-operated store base, of which approximately 56 stores are located in Texas with the remainder in Colorado, Kansas and Virginia.  The aggregate purchase price for these acquisitions is approximately $80.5 million, subject, in each case, to customary adjustments.

“These acquisitions will further fortify our market-leading position in key growth markets by expanding our presence in prime areas of the country. We believe that the addition of an impressive number of high performing stores at the same time also provides the Company with the opportunity to further enhance the operating performance and cash flow of these stores at an accelerated pace as we integrate them onto our efficient corporate operating platform,” stated Steve Stagner, Mattress Firm president & Chief Executive Officer.”We are excited that these opportunities bring us closer to becoming the first national specialty bedding retailer, reaching border to border and coast to coast.  We continue to remain focused on our relative market share strategy while driving long-term value creation for our shareholders.”

The closing of the Sleep Experts acquisition is expected to occur in the first fiscal quarter of 2014, subject to the prior satisfaction of customary closing conditions. Assuming the acquisition is consummated, the Company expects that the blended earnings per diluted share, on a generally accepted accounting principles basis, will be $0.03 to $0.05 accretive in the Company’s full fiscal year ending February 3, 2015 (“fiscal year 2014”).

The Company expects to provide additional details on the acquisitions and to provide an update on the Company’s fiscal year 2014 guidance on March 13, 2014 with the release of its earnings results for the full fiscal year (52 weeks) ending January 28, 2014.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to expected earnings per share for fiscal year 2014 and accretive value from acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 29, 2013 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm is a high growth specialty retailer, recognized as the nation’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,300 company-operated and franchised stores across 33 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713.343.3652

Media Contact: Kim Hardcastle, khardcastle@jacksonspalding.com, 404-276-9524

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